Exhibit 99.2

Summary of Recent Developments

Private Placement Offering

On September 29, 2025, Applied DNA Sciences, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Cash Securities Purchase Agreement”) with certain accredited investors (the “Cash Purchasers”) pursuant to which the Company agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”), at an offering price of $3.32 per share, shares of common stock of the Company, par value $0.001 per share (the “Common Stock”, and the shares of Common Stock issued or issuable to the Cash Purchasers, the “Shares”) and Series E Warrants (the “Common Warrants”) at a per share exercise price of $3.82. In the Cash Offering, the Cash Purchasers will tender U.S. dollars or the cryptocurrency stablecoin issued by Circle Internet Group, Inc. commonly referred to as “USDC” to the Company as consideration for the Shares and Common Warrants. Additionally, at the discretion of the Company and Lucid Capital Markets, LLC (the “Placement Agent”), a portion of each Cash Purchaser’s Subscription Amount may be reallocated to prefunded warrants (the “Prefunded Warrants”) in lieu of Shares if the issuance of such Shares would otherwise violate the rules and regulations of the principal Trading Market prior to Stockholder Approval.

Additionally, on September 29, 2025, the Company entered into a securities purchase agreement (the “Cryptocurrency Securities Purchase Agreement,” and together with the Cash Securities Purchase Agreement, the “Securities Purchase Agreement”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement offering (the “Cryptocurrency Offering,” and together with the Cash Offering, the “Offering”), at an offering price of $3.32 per share, Prefunded Warrants at a per share exercise price of $3.82 and Common Warrants at a per share exercise price of $3.82. In the Cryptocurrency Offering, the Cryptocurrency Purchasers will tender cash equivalents of crypto-currency (or trust units or interests that that hold crypto-currency) acceptable (in form and value) to the Company as consideration for the Common Warrants and Prefunded Warrants. The securities issued by the Company in respect of the Cryptocurrency Securities Purchase Agreement would be subject to stockholder approval.

The total commitments from the Purchasers in the Offering, including the Cryptocurrency Securities Purchase Agreement and the Cash Securities Purchase Agreement, were $27 million with the potential for up to an additional $31 million in gross proceeds in future investment from warrant exercises, for total gross proceeds of up to $58 million. The Company intends to close the Offering on or around on October 1, 2025 (the “Closing Date”).

Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement, as applicable. The Cash Securities Purchase Agreement and the Cryptocurrency Securities Purchase Agreement were signed with terms substantially similar to those described in this Annex A.

Prior to the Closing Date, the Company was a biotechnology company focused on providing nucleic-acid production solutions for the biopharmaceutical and diagnostics industries. The Company’s technologies enabled cell-free manufacturing of deoxyribonucleic acid (DNA) and ribonucleic acid (RNA), which are essential components for a new generation of advanced biotherapeutics, such as gene therapies, adoptive cell therapies, messenger RNA therapeutics and DNA vaccines, as well as diagnostic applications.

The Company intends to use the net proceeds from the Offering for working capital purposes and will primarily use such proceeds in its BNB-focused treasury strategy wherein it will manage digital assets, primarily in the native cryptocurrency of the Binance Coin blockchain commonly referred to as “BNB”, including staking, restaking, and liquid staking of BNB, and participation in other Binance ecosystem yield opportunities to contribute the BNB to the Company’s treasury operations (together, the “BNB Strategy”).

Each of the Prefunded Warrants will be exercisable for one share of Common Stock at the exercise price of $0.0001 per share of Common Stock underlying the Prefunded Warrant (a “Prefunded Warrant Share”), will be immediately exercisable, and may be exercised at any time until all of the Prefunded Warrants issued in the Offering are exercised in full. Each holder’s ability to exercise its Prefunded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein. Each of the Common Warrants is exercisable for one share of Common Stock at the exercise price of $3.82 per share of Common Stock (a “Common Warrant Share”). The Common Warrants are exercisable commencing six (6) months from the date of issuance, and thereafter may be exercised at any time until five (5) years after the closing of the Offering. The Common Warrants are subject to cancellation by the Company if they are not exercised after certain specified trading criteria of the Common Stock is satisfied. In addition, the Prefunded Warrants and Common Warrants issued pursuant to the Cryptocurrency Securities Purchase Agreement have the following conditions in connection with their exercisability: they may not be exercisable until the later of (i) the date the Stockholder Approval is obtained and (ii) the date that the Subscription Amount is delivered in transferrable form reasonably acceptable to the Company with good and marketable title and is free and clear of any security interests, pledges, liens, restrictions, claims or encumbrances of any kind.

In connection with entering into the Securities Purchase Agreement, on or around September 29, 2025, the Company and the Purchasers entered into a Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”), within thirty (30) days of the closing of the Offering registering the resale of the Common Stock sold in the Offering, the Prefunded Warrants, the Prefunded Warrant Shares, the Common Warrants, the Common Warrant Shares and the Advisory Warrants (as described below) and the Placement Agent Warrants (as described below).

Under the Securities Purchase Agreement, the Company makes no representation or warranty of any kind whatsoever with respect to the tax treatment of the Purchaser’s purchase of the Securities thereunder. In addition, the Company makes no representation, warranty or covenant of any kind with respect to any action or position it may take in the future with respect to the foregoing.

On or around September 29, 2025, the Company announced in a press release that it had priced the Offering as of September 29, 2025 to support the implementation of its BNB-focused treasury strategy. The Offering is expected to initially deliver up to $26.8 million in gross proceeds, with the potential for up to an additional $31 million in gross proceeds in future investment from warrant exercises, for total gross proceeds of up to $58 million.

Strategic DAS Agreement

On September 29, 2025, the Company entered into a Strategic Digital Assets Services Agreement (the “Strategic DAS Agreement”) with Cypress LLC, a Puerto Rico limited liability company (the “Services Provider”) pursuant to which the Company engaged the Services Provider to provide discretionary asset management services (i) in compliance with the Company’s BNB Strategy, (ii) with respect to any other cryptocurrency or digital asset strategies subject to the Company’s approval, in each case, solely with respect to the Account Assets (as defined below) in the accounts or cryptocurrency “wallets” identified by the Company after consultation with the Services Provider (collectively, the “Account”) for an initial term of five (5) years, which will automatically and without further action renew for successive one (1) year terms unless the Company or the Services Provider notifies the other in writing of its desire not to renew the Strategic DAS Agreement at least thirty (30) days prior to the expiration of the term in effect (a “Non-Renewal Determination”).

The Strategic DAS Agreement may be terminated (i) by either the Company or the Services Provider at any time upon at least thirty (30) days’ prior written notice for Cause (as defined in the Strategic DAS Agreement); or (ii) by the Services Provider if it becomes unlawful under any applicable law for Services Provider to perform any or all of its obligations under the Strategic DAS Agreement, in which case the Services Provider shall immediately suspend its performance of all unlawful obligations under the Strategic DAS Agreement and terminate it with three (3) days’ prior written notice to the Company.

The assets subject to the Strategic DAS Agreement consist of (i) the net proceeds of the Offering, and (ii) any additional assets designated by the Company as “Account Assets” in writing (together, the “Account Assets”). The Account Assets will be held in cryptocurrency wallets established and controlled by the Company, to which the Services Provider has restricted and trade-only access. Title to the Account and all Account Assets shall be held in the name of the Company, provided that for convenience in buying, selling and exchanging assets, with the consent of the Company, title to such assets may be held in the name of a third-party custodian acceptable to the Company and the Services Provider (the “Custodian”).

The Services Provider will be compensated according to a management and incentive fee schedule as set forth in the Strategic DAS Agreement (and as set forth below). The Company is responsible for all reasonable and documented charges, fees and expenses related to the operation of the Account, including custodial, banking, brokerage, clearing and settlement, interest and withholding or transfer taxes, and other related fees. The Services Provider does not provide advice regarding securities, and the arrangement is structured to avoid the inclusion of securities as defined under the Investment Company Act of 1940. In addition, the Services Provider does not provide advice regarding commodity interests as defined under the Commodity Exchange Act of 1936.

Additionally, as set forth in the Strategic DAS Agreement, the Company agrees to pay: (i) a Management Fee (as defined below) to the Services Provider and (ii) an Incentive Fee (as defined below) to the Services Provider.

The “Management Fee” is a fixed-rate management fee to the Services Provider that is accrued and payable monthly (prorated for partial months) in arrears, equal to the Management Fee Rate (as defined below) multiplied by the net asset value of the Account as of the last day of each month, before taking into account the estimated accrued Incentive Fee (as defined below), if any. The Management Fee shall be payable within fifteen (15) days of the Company’s receipt of an invoice from the Services Provider after the end of each month. The “Management Fee Rate” means 1/12 of 1.25% per annum.

The “Incentive Fee” to be paid by the Company to the Services Provider is an amount for each Incentive Period (as defined below) relating to the Account equal to the Incentive Fee Rate (as defined below), multiplied by the amount, if any, by which the increase in net asset value of the Account during such Incentive Period (excluding any amounts contributed to or withdrawn from the Account during such Incentive Period) exceeds the sum of (x) net asset value for the Account as of the later of the effective date of the Strategic DAS Agreement (the “Effective Date”) and the last time an Incentive Fee was paid in respect of the Account and (y) the aggregate Management Fees, to the extent not included in the calculation of net asset value, to the Services Provider during such Incentive Period. An “Incentive Period” means (i) with respect to the initial Incentive Period, the period commencing on the Effective Date and ending on December 31, 2025 (or such earlier date on which the Strategic DAS Agreement may be terminated) and (ii) with respect to each other Incentive Period, the period commencing on the date immediately following the end of the immediately preceding Incentive Period and ending on December 31 of such year (or such earlier date on which the Strategic DAS Agreement may be terminated). An Incentive Period shall also end, with respect to any withdrawn assets, on the effective date of such withdrawal. For purposes of the calculation of the Incentive Fee, the “net asset value” of the Account shall include (i) net realized trading profits (or loss) plus (or minus) (ii) the net change in unrealized trading profit (or loss) for open positions, and shall be calculated after deduction of expenses as set forth in the Strategic DAS Agreement. “Incentive Fee Rate” means 10% on net returns.

If the Strategic DAS Agreement is terminated by the Company for any other reason than with respect to the Services Provider’s Cause, or pursuant to either party’s Non-Renewal Determination, or by the Services Provider with respect to the Company’s Cause, the Company shall pay liquidated damages to the Services Provider in an amount equal to all fees and other compensation that would have accrued to Services Provider under the Strategic DAS Agreement from the date of the termination through the end of the then-current term (assuming a net asset value of the Accounts as of the date of termination, plus the Assumed Return on Investments (as defined in the Strategic DAS Agreement)), to be paid monthly throughout the term in effect in accordance with the Strategic DAS Agreement.

The Services Provider is not authorized to act as custodian of the Company’s assets, nor to take possession, title or authority to any Account Assets. The Services Provider may provide similar services to other clients, and the Services Provider or its affiliates may engage in transactions for their own accounts. The Strategic DAS Agreement contains customary representations, warranties, confidentiality, indemnification and limitation of liability provisions, and is governed by the laws of the State of New York.

The Strategic DAS Agreement was signed with terms substantially similar to those described in this Annex A.

Strategic Advisor Agreement

On September 29, 2025, the Company entered into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”) with Cypress Management LLC, a Puerto Rico limited liability company (the “Strategic Advisor”) pursuant to which the Company engaged the Strategic Advisor to provide strategic advice, guidance, and technical advisory services relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of five (5) years, which will automatically and without further action renew for successive one (1) year terms unless the Company or the Strategic Advisor notifies the other in writing of its desire not to renew the Strategic Advisor Agreement at least thirty (30) days prior to the expiration of the term in effect. The Strategic Advisor or the Company may terminate the Strategic Advisor Agreement immediately upon written notice to the other party if the Company or the Strategic Advisor, as applicable, materially breaches the Strategic Advisor Agreement and fails to cure such breach within thirty (30) days after receipt of such written notice. Either the Company or the Strategic Advisor may terminate the Strategic Advisor Agreement by mutual agreement at any point during the term. The Strategic Advisor Agreement shall automatically terminate upon termination of the Strategic DAS Agreement.

Pursuant to the terms of the Strategic Advisor Agreement, the Company will pay a monthly fee of $60,000 to the Strategic Advisor and issue to the Strategic Advisor five (5) year warrants to purchase Common Stock (the “Advisory Warrants”) equal to 9.5% of the shares of Common Stock outstanding at the Closing on an as-converted, fully diluted basis (including counting the Prefunded Warrants). The exercise price per share of the Advisory Warrants is equal to a 15% premium to the price of the Common Stock at the Closing and may be issued to certain designees of the Strategic Advisor in its sole discretion. The Advisory Warrants are exercisable, in whole or in part, at any time and from time to time, for a period of five (5) years from the date of issuance. The Strategic Advisor Agreement also contains customary representations and warranties, confidentiality provisions and limitations on liability.

The Strategic Advisor Agreement was signed with terms substantially similar to those described in this Annex A

Placement Agent Agreement

In connection with the Offering, on August 10, 2025, the Company entered into an engagement agreement with the Placement Agent, as amended (the “Placement Agent Agreement”), pursuant to which the Placement Agent agreed to act as Placement Agent for the Offering. The term of the Placement Agent Agreement is ninety (90) days from September 9, 2025. If the Company closes the Offering, the term of the Placement Agent Agreement shall be extended until the earlier of (i) the closing date of an at-the-market offering of the Company’s Common Stock (the “ATM Offering”), or (ii) ninety (90) days from the closing of the Offering. Pursuant to the Placement Agent Agreement, the Company agreed to pay the Placement Agent fees and warrants as follows: (i) if the Company completes the Offering, a fee equal to 7.0% of gross proceeds raised in the Offering; (ii) at the closing of the Offering, the Company will sell to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase Common Stock equal to 5.0% of Common Stock sold in such offering at a price of $50; (iii) if the Company completes an ATM Offering, a sales commission of 3.0% of gross proceeds from the securities sold in the Offering; and (iv) if the Company consummates a business combination for the purpose of potentially effectuating a digital asset treasury company strategy, a fee equal to 3.5% of the consideration paid or received by the Company in such transaction. The exercise price per share of the Placement Agent Warrants is equal to 115% of the price of the Common Stock issued in Offering and a term of five (5) years from the closing of the Offering. The Placement Agent Warrants are immediately exercisable subject to the effectiveness of an applicable registration statement.

The Placement Agent Agreement was signed with terms substantially similar to those described in this Annex A.

Consulting Arrangements

In order to support the implementation of its BNB-focused treasury strategy, on September 23, 2025, the Company entered into consulting arrangements with Ground Tunnel Capital LLC (the “Consultant”) pursuant to which the Company (i) engaged  the Consultant to provide certain advisory and marketing services and (ii) will receive premium sponsorship benefits at all SALT conferences globally for a period of thirty-six months. The consultant agreements have a term of three (3) years and shall terminate on September 23, 2028. Pursuant to the consulting arrangements, the Consultant shall be paid a fee of (a) $1,000,000 and (b) $250,000 paid quarterly from December 2025 until September 2027. In addition, immediately following the closing of the Offering, the Consultant will receive Consultant warrants (the “Consultant Warrants”) exercisable for a number of common shares of the Company equal to 1% of the fully diluted outstanding equity of the Company as of immediately following the closing of the Offering. The exercise price per share of the Consultant Warrants is equal to 115% of the per-share purchase price under the Securities Purchase Agreement and a term of five (5) years from the date of issuance.

The consulting arrangements were signed with terms substantially similar to those described in this Annex A.

Employment Agreements

On September 29, 2025, the Company announced the appointment of Clay D. Shorrock, current Chief Legal Officer of the Company and President of LineaRx, Inc., the Company’s biotherapeutics subsidiary, as Chief Executive Officer of the Company, effective September 29, 2025. Mr. Shorrock will assume the role of Chief Executive Officer from Judith Murrah.

On September 28, 2025, the Company entered into new Employment Agreements with Mr. Shorrock and Beth Jantzen, Chief Financial Officer of the Company (together, the “Employment Agreements”). The Employment Agreements provide that Mr. Shorrock will be appointed as Chief Executive Officer and Ms. Jantzen will continue to serve in her role as Chief Financial Officer at the Company. The terms of the Agreements began on September 29, 2025 and Mr. Shorrock and Ms. Jantzen will each hold office until the election and qualification of a successor or until either individual’s earlier death, resignation or removal.

Pursuant to the Employment Agreements, Mr. Shorrock’s and Ms. Jantzen’s annual base salary will each be $400,000. Mr. Shorrock will be paid a one-time cash bonus of $175,000 and Ms. Jantzen will be paid a one-time cash bonus of $150,000. Mr. Shorrock and Ms. Jantzen will both receive stock options of Common Stock with a grant-date fair value of $200,000 within seven (7) days of the effective dates of the Employment Agreements which will vest quarterly over one (1) year. Mr. Shorrock and Ms. Jantzen will each be eligible for a performance bonus in the event the Company enters into a strategic transaction (such as, but not limited to a merger, sale or licensing of all or substantially all of the Company assets that existed prior to September 17, 2025), or a restructuring, equal to 5.0% of the net proceeds of the strategic transaction or net absolute cash retained at the time of the restructuring. The Board of Directors of the Company (the “Board”), acting in its discretion, may grant cash or equity/options/restricted stock units to Mr. Shorrock and Ms. Jantzen for achieving or progressing stated company goals.

The Employment Agreements also provide that upon termination without Cause (as defined in the Employment Agreements) or resignation for Good Reason (as defined in the Employment Agreements) of each of Mr. Shorrock and Ms. Jantzen’s employment then Mr. Shorrock and Ms. Jantzen will each be entitled to $400,000 or the their then current annual base salary, together with all Accrued Benefits (as defined in the Employment Agreements). Upon a Change in Control (as defined in the Employment Agreements) or termination due to death or disability, Mr. Shorrock and Ms. Jantzen will each generally be entitled to receive the same payments and benefits they each would have received if their employment had been terminated by the Company without cause (as described in the preceding paragraph), other than salary continuation payments.

The Employment Agreements were signed with terms substantially similar to those described in this Annex A.

Severance Agreement

On September 28, 2025, Judith Murrah informed the Company of her intention to retire from the Company and that she will step down from her position as Chief Executive Officer and she will remain as a member of the Company’s Board, effective September 29, 2025. As described below, Ms. Murrah’s title will be Strategic Transition Advisor and she will remain as a member of the Company’s Board. Ms. Murrah’s resignation is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

In connection with Ms. Murrah’s resignation, Ms. Murrah and the Company entered into a separation agreement dated September 29, 2025 (the “Separation Agreement”), pursuant to which during a transition period commencing on the date of the Separation Agreement and ending on twenty (20) business days thereafter (the “Separation Date”), Ms. Murrah’s title will be Strategic Transition Advisor and she will remain as a member of the Company’s Board. The Company shall pay to Ms. Murrah, contingent upon her compliance with the terms of the Separation Agreement, a rate of $340,000 per annum commencing on the effective date of her separation and ending on the Separation Date. The Separation Agreement also provides that the Company shall pay to Ms. Murrah, contingent upon her compliance with the terms of the Separation Agreement, a total gross amount of $400,000 to be paid in a lump sum on or before November 17, 2025. The Separation Agreement also provides for a customary general release of claims in favor of the Company and customary post-employment covenants, including with respect to confidentiality and non-disparagement.

The Separation Agreement was signed with terms substantially similar to those described in this Annex A.

On or around September 28, 2025, Sanford R. Simon informed the Company of his intention to step down from his position as member of the Company’s Board, effective on or around September 29, 2025. Mr. Simon’s resignation is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

After the Closing Date, Ms. Murrah is expected to step down as Chairperson of the Board and the Company is expected to appoint Joshua Kruger, an affiliate of the Services Provider, to be the Chairperson of the Board and Patrick Horsman, an affiliate of the Services Provider, as the Chief Investment Officer of the Company. Mr. Kruger’s appointment is subject to the approval of the Company’s Nominating Committee and the Board. Ms. Murrah will still remain as a member of the Company’s Board.

BNB and the BNB Ecosystem

BNB is the native cryptocurrency of the Binance blockchain ecosystem, powering the BNB Chain blockchain platform. BNB supports a broad range of decentralized finance (DeFi) applications, non-fungible tokens (NFTs), gaming, payments, staking, and governance activities.

BNB operates on a consensus mechanism called Proof of Staked Authority (PoSA), which combines delegated proof of stake with proof of authority. The publicly reported maximum theoretical transactions per second on the BNB Chain currently exceeds 2,000, with sub-second block times. Gas fees on BNB Chain are relatively low, around $0.01 per transaction, facilitating wide user participation and enabling micro-transactions by making a wide range of activities more economically viable for users.

The BNB ecosystem includes several integrated chains—BNB Smart Chain for general decentralized applications (“dApps”), opBNB with optimistic rollups optimized for DeFi and gaming, and BNB GreenField for decentralized storage solutions BNB serves multiple functions:

•	Paying transaction fees (gas) across the BNB Chain ecosystem;
•	Staking to secure the network;
•	Participating in network governance;
•	Enabling access to Binance Launchpad and other Binance services; and
•	Supporting DeFi protocols and NFT marketplaces within the ecosystem.

The ecosystem benefits from Binance’s position as the world’s largest cryptocurrency exchange, providing exchange-to-blockchain onboarding. Recent upgrades in 2025 to the BNB Chain include faster sub-second transaction speeds, gasless transactions via an expanded “megafuel” system (which allows third parties to pay gas fees on behalf of users in stablecoins or BEP-20 tokens), expanded anti-MEV protections (techniques designed to prevent “Maximal Extractable Value” (MEV) exploitation), and native liquid staking that aims to enhance validator participation and network security, according to Binance.

The BNB Chain has implemented a burn policy, which is designed to reduce the total supply of BNB from 200 million to 100 million tokens. According to Binance, there are two distinct methodologies through which BNB can be burnt: the quarterly BNB burning event and a percentage of the BNB used as gas fees on the BNB Chain. Since December 2021, the auto-burn system calculates quarterly burns based on BNB’s price and BNB Chain block production, replacing the earlier method of using 20% of Binance’s profits for buybacks. Additionally, since November 2021, the BEP-95 upgrade burns a portion of the gas fees on the BNB Chain in real-time, proportional to network activity. Burned tokens are sent to an irretrievable blockchain address and cannot be reissued, with transactions publicly verifiable on the BNB Chain. According to Binance, the BNB burn policy is intended to have a deflationary effect, potentially increasing the value and price of BNB. As of July 2025, approximately 40 million BNB reportedly remain to be burned to reach the 100 million target. While these burn mechanisms are publicly disclosed by Binance, they are subject to change, as they are administered by Binance and BNB Chain validators, which are outside of the Company’s control, and they may not achieve their intended deflationary effect. U.S. regulators have scrutinized burn mechanisms in past enforcement actions, with the SEC citing issuer-controlled burn programs as evidence of efforts to influence a cryptocurrency’s value consistent with securities characteristics. If regulators were to reach a similar conclusion regarding BNB’s burn mechanism, it could increase the likelihood that BNB would be classified as a security and subject to heightened regulatory restrictions, adversely affecting its liquidity and price.

While the Binance ecosystem continues to grow with expanding developer activity, diverse use cases, and increasing institutional interest, it faces risks common to the crypto space—regulatory uncertainties, technological competition, and market volatility. In addition, a significant majority of the daily BNB trading volume occurs on the Binance Exchange, which is controlled by Binance, the original distributors of BNB. Further, most of the BNB in circulation has been reported to be held by the founder and former controller of Binance. As a result, trading activity by these parties could impact the price and trading volume of BNB on the Binance Exchange. While Binance and its former controller have indicated that they and their respective related entities do not actively trade BNB or undertake gross or net purchasing activities to support its price or increase trading volume, publicly available information is insufficient to enable a conclusion as to whether trading activity in BNB on the Binance Exchange by such parties (or others) is occurring in compliance with the Binance Exchange’s policies and procedures or having a material impact on the price and trading volume of BNB on the Binance Exchange or other secondary markets. Additionally, to the Company’s knowledge, Binance and its founder are not subject to trading restrictions in respect of BNB; as such, prior conduct and indications of current intent are not necessarily indicative of actual or future trading activities by these parties. Recently, certain market participants have alleged potential manipulation of the price of BNB by the Binance Exchange. In addition, if Binance or its founder were to liquidate significant portions of their holdings, or if market participants perceived that such liquidations might occur, the price of BNB could be materially and adversely affected. Any allegations of BNB price or volume manipulation could result in regulatory actions against such parties and/or loss of confidence in BNB, and/or Binance generally, which could negatively impact the price of our Common Stock. Our dependence on Binance and its affiliates for the health and credibility of the BNB ecosystem will also subject us to material counterparty, reputational, and regulatory risks outside of our control. See “Risk Factors” on Annex B for more information about the risks related to cryptocurrencies such as BNB.

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